Exhibit 23.3

Consent of Independent Public Accounting Firm

We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated May 9, 2014 with respect to the consolidated financial statements of United Group Banking Company of Florida, Inc. as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Saltmarsh, Cleaveland & Gund

Saltmarsh, Cleaveland & Gund

Orlando, Florida

September 30, 2014